    As filed with the Securities and Exchange Commission on February 25, 2003

                                                 Registration Statement No. 333-
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                       KULICKE AND SOFFA INDUSTRIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

            Pennsylvania                                 23-1498399
 ----------------------------------                ---------------------
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                              2101 Blair Mill Road
                             Willow Grove, PA 19090
                             ----------------------
                    (Address of principal executive offices)

                         2001 EMPLOYEE STOCK OPTION PLAN
                  ---------------------------------------------
                            (Full title of the plan)

                                Jeffrey C. Moore
                                 General Counsel
                              2101 Blair Mill Road
                             Willow Grove, PA 19090
                 ---------------------------------------------
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (215) 784-6000
                                                               --------------

                  Please send copies of all communications to:

                            H. John Michel, Jr. Esq.
                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of securities    Amount to be     Proposed    Proposed    Amount of
to be registered       registered       maximum     maximum     registration
                                        offering    aggregate   fee (1)
                                        price per   offering
                                        share (1)   price (1)
-------------------------------------------------------------------------------

Common Shares,
no par value            4,000,000       $5.32       $21,280,000 $1,721.55
-------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h). Computed based upon $5.32 per share, the average of the high and low sales prices of a Common Share of the Registrant on The Nasdaq National Market on February 18, 2003.

PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

       (Not required to be filed as part of this Registration Statement)


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been previously filed by Kulicke & Soffa Industries, Inc. with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

.. Our Annual Report on Form 10-K for our fiscal year ended September 30, 2002;

.. Our Quarterly Report on Form 10-Q for the Quarterly Period ended December 31,
  2002;

.. Our Current Report on Form 8-K filed November 18, 2002;

.. Our Current Report on Form 8-K filed November 6, 2002; and

.. The description of our common stock contained in our registration statement on Form 8-A12G/A filed on July 17, 2000.

     All documents subsequently filed by Kulicke & Soffa pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Our By-laws require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he or she is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits or otherwise in defense of the matter or in defense of any claim, issue or matter therein. In addition, Pennsylvania law permits us to provide similar indemnification to employees and agents who are not directors or officers. Our By-laws provide, however, that we will not indemnify a director who has breached or failed to perform the duties of his office in a manner that constituted self-dealing, willful misconduct or recklessness. The determination of whether an individual meets the applicable standard of conduct set forth in our By-laws may be made by disinterested directors, independent legal counsel or the shareholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by or in our right to procure a judgement in our favor.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit 5     Opinion of Drinker Biddle & Reath LLP, counsel to the Registrant

Exhibit 23.1  Consent of PricewaterhouseCoopers LLP, independent accountants

Exhibit 23.2  Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

Exhibit 24    Power of Attorney (included on signature page)


ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Willow Grove, Pennsylvania, on February 11, 2003.

                             KULICKE AND SOFFA INDUSTRIES, INC.


                             By: /s/ C. Scott Kulicke
                                ------------------------
                                C. Scott Kulicke
                                Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints C. Scott Kulicke and Clifford G. Sprague, and each of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Name                        Capacity                               Date
---------------------         ------------------------------------    --------------
/s/  C. Scott Kulicke            Chairman and Chief Executive Officer February 11, 2003
-------------------------        (Principal Executive Officer)
C. Scott Kulicke

/s/  Clifford G. Sprague         Senior Vice President and Chief      February 11, 2003
-------------------------        Financial Officer (Principal
Clifford G. Sprague              Financial and Accounting Officer)

/s/ Philip V. Gerdine            Director                             February 11, 2003
-------------------------
Philip V. Gerdine

/s/  John A. O'Steen             Director                             February 11, 2003
-------------------------
John A. O'Steen

/s/ Allison F. Page              Director                             February 11, 2003
-------------------------
Allison F. Page

/s/ MacDonell Roehm, Jr.         Director                             February 11, 2003
-------------------------
MacDonell Roehm, Jr.

/s/ Larry D. Striplin, Jr.       Director                             February 11, 2003
-------------------------
Larry D. Striplin, Jr.

/s/ C. William Zadel             Director                             February 11, 2003
-------------------------
C. William Zadel

/s/ Barry Waite                  Director                             February 11, 2003
-------------------------
Barry Waite

                                  EXHIBIT INDEX

Exhibit No.    Title
----------     -----

Exhibit 5      Opinion of Drinker Biddle & Reath LLP, counsel to the Registrant

Exhibit 23.1   Consent of PricewaterhouseCoopers LLP, independent accountants

Exhibit 23.2   Consent of Drinker Biddle & Reath LLP (included in Exhibit 5)

Exhibit 24     Power of Attorney (included on signature page)